Exhibit 10.2

Execution Version

AMENDMENT TO SPONSOR LETTER AGREEMENT

This AMENDMENT TO SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of June 1, 2026 (the “Effective Date”), is made by and among Titan Acquisition Corp., a Cayman Islands exempted company (“Titan”), Titan Acquisition Sponsor Holdco LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned “Insiders”. Titan, Sponsor, and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain letter agreement dated April 8, 2025 by and among the Sponsor, Titan and the Insiders (as therein defined) and directors (the “Letter Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Titan, Sponsor, OpenPayd Global Holdings Limited, a Cayman Islands exempted company (“Pubco”), OpenPayd Holdings Limited, a company limited by shares incorporated in England and Wales (the “Company”), Ozan Ozerk and the Company Shareholders (as therein defined) entered into a business combination agreement dated the date hereof (the “Business Combination Agreement”), pursuant to which, among other things, Pubco will acquire all of the issued and outstanding shares of each of Titan and the Company; and

WHEREAS, in connection with the Business Combination Agreement, the Sponsor desires to enter into this Agreement in order for the Sponsor to, among other things, subject certain of the Founder Shares to forfeiture and vesting as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Amendment to Section 5 of the Letter Agreement. A new Section 5(e) is hereby added to the Letter Agreement to read in its entirety as follows:

“(e) Notwithstanding anything to the contrary contained in this Agreement, an aggregate of 50% of the Founder Shares (after reduction for any Founder Shares that represent the Transferred Shares (as such term is defined in the Business Combination Agreement)) are subject to vesting and forfeiture (the “Founder Earnout Shares”) in accordance with the following terms: (i) 50% of such Founder Earnout Shares will become fully vested if, at any time after the Effective Date through the date that is the fifth anniversary of the Effective Date (such period, the “Vesting Term”), the Stock Price Level of the Class A Ordinary Shares is greater than or equal to $11.50 per Class A Ordinary Share for 20 trading days within any 30 consecutive trading day period during the Vesting Term, and (ii) the remaining 50% of such Founder Earnout Shares will become fully vested if, at any time during the Vesting Term, the Stock Price Level of the Class A Ordinary Shares is greater than or equal to $13.00 per Class A Ordinary Share for 20 trading days within any 30 consecutive trading day period during the Vesting Term. For purposes of this clause (e), “Stock Price Level” means, for any applicable trading day, the dollar volume weighted average price during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) of the Class A Ordinary Shares on the Nasdaq, as applicable.”

2. Representations and Warranties. Sponsor hereby represents and warrants as of the date hereof as follows:

(a) Sponsor is the record and beneficial holder of all issued and outstanding Class B Ordinary Shares.

(b) Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Agreement by the Sponsor have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Sponsor. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by Titan, Pubco and the Company, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon any termination of the Business Combination Agreement in accordance with its terms prior to the Merger Closing Date (as defined in the Business Combination Agreement). Upon any termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, such termination shall not relieve any party from liability for any willful and material breach of this Agreement or fraud (involving scienter) occurring prior to its termination.

4. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Class B Ordinary Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of Titan or any of its Affiliates or as an officer, employee or fiduciary of Titan or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such party.

5. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6. Incorporation by Reference. 13.4 (Governing Law; Submission to Jurisdiction), 13.6 (Exclusive Remedy), 13.7 (Severability), 13.8 (Amendment), 13.11 (Entire Agreement), 13.12 (Interpretation), 13.13 (Counterparts), and 13.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

TITAN ACQUISITION SPONSOR HOLDCO LLC

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo
Title:	Managing Member

TITAN ACQUISITION CORP.

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo
Title:	Chief Executive Officer

By:	/s/ Adeel Rouf
Name:	Adeel Rouf

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo

By:	/s/ Pawneet Abramowski
Name:	Pawneet Abramowski

By:	/s/ Walter Beach
Name:	Walter Beach

By:	/s/ Leslie Goldman Tepper
Name:	Leslie Goldman Tepper

[Signature Page to Amendment to Sponsor Letter Agreement]

OPENPAYD HOLDINGS LIMITED

By:	/s/ Iana Dimitrova
Name:	Iana Dimitrova
Title:	Director

By:
Name:	David Bull
Title:	Director

[Signature Page to Amendment to Sponsor Letter Agreement]

OPENPAYD HOLDINGS LIMITED

By:
Name:	Iana Dimitrova
Title:	Director

By:	/s/ David Bull
Name:	David Bull
Title:	Director

[Signature Page to Amendment to Sponsor Letter Agreement]

OPENPAYD GLOBAL HOLDINGS LIMITED

By:	/s/ Ozan Özerk
Name:	Ozan Özerk
Title:	Director

[Signature Page to Amendment to Sponsor Letter Agreement]